Exhibit 99.1

Med Diversifed, Inc.

Case No. 02-88564

Reporting Period:  March 31, 2004

Schedule of Cash Receipts and Disbursements

			Current Month	Cumulative
Item (in 000’s)	Payroll - Comerica 6376	Payroll -Bank of America	Actual	Actual

Cash Balance Beginning	$—	$56,286	$56,286	$561,824

Recepits
Cash sales			—	—
Accounts Receivable			—	—
Loans and Advances			—	—
Sale of Assets			—	—
Other - Cash Transfers from Related Companies	93,532	—	93,532	1,769,523
Total Receipts	93,532	—	93,532	1,769,523

Disbursements
Net Payroll	(93,532)	—	(93,532)	(1,712,646)
Payroll Taxes			—	—
Sales, Use and Other Taxes			—	—
Inventory Purchases			—	—
Rents and Lease Payments			—	—
Insurance			—	—
Administrative & Selling			—	(1,036)
Reclass to CDSI Case File #02-88565			—	(560,724)
Other - Cash Transfers from Related Companies			—	—
Bank Charges		(92)	(92)	(746)
U.S. Trustee Fees			—	—
Court Costs			—	—
Total Disbursements	(93,532)	(92)	(93,623)	(2,275,152)

Net Cash Flow	—	(92)	(92)	(505,629)

Cash End of Month	$—	$56,194	$56,194	$56,195

Med Diversified, Inc.

Case #02-88564

CONSOLIDATED STATEMENTS OF INCOME

(Post-Petition)

	For The One Month Ended March 31, 2004	Cumulative to Date
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$—	$—

Net Revenues	—	—

Operating Expenses:
Cost of Services	—	—

Gross Margin	—	—

General and administrative expenses:
Personnel costs	221,212	3,183,671
Occupancy costs	22,414	369,946
Bad debt expense	—	—
Other	187,152	(18,351)

Total General and Administrative Expenses	430,778	3,535,266

Loss from Operations	(430,778)	(3,535,266)

Other Expenses (Income):
Interest expense	334,250	5,298,120
Depreciation and amortization	8,961	194,982
Other expense (income)	3,092,800	821,840

Other Expenses - Net	3,436,011	6,314,942

(Loss) Income before Reorganization Items	(3,866,789)	(9,850,208)

Reorganization Items:
Professional fees	447,080	4,140,671
Other	26,064	730,538

Reorganization Expenses - Net	473,144	4,871,209

Loss Before Income Tax Provision	(4,339,933)	(14,721,417)

Income Tax Provision	—	—

Net Loss	(4,339,933)	(14,721,417)

Med Diversified Inc.

Case No. 02-88564

March 31, 2004

Balance Sheet

	Book Value @ Current	Book Value @ Petition Date
Assets

Current Assets

Unrestricted Cash and Equivalents	$56,194	$52,528
Due from Subsidiaries/Related Parties	(11,235,705)	541,051
Prepaid Expenses and Other Current Assets	500,106	781,410
Total Current Assets	$(10,679,405)	$1,374,989

Property, Plant and Equipment-Net	$106,923	$282,089

Other Assets

Goodwill (net)	$—	$85,938,126
Restricted Cash	—	509,296
Investments	101,958,021	24,201,828
Other Intangibles	—	4,206,543
Deposits	13,200	385,942
Total Other Assets	$101,971,221	$115,241,735

Total Assets	$91,398,739	$116,898,813

Liabilities & Equity

Liabilities Not Under Compromise
Accounts Payable	$2,402,996	$283
Accrued Payroll and benefit Costs	500,664	31,741
Accrued Other and Other Liabilities	845,110
Total Post-Petition Liabilities	$3,748,770	$32,024

Liabilities Under Compromise
Unsecured Debt	$13,160,333	$18,670,348
Secured Debt	54,496,589	57,300,000
Accounts Payable	5,452,361	6,372,077
Accrued Payroll and Benefit Costs	1,385,136	3,198,544
Accrued Other	23,558,110	21,603,449
Related Party Debt/Liability	29,457,537	36,442,840
Total Pre-Petition Liabilities	$127,510,066	$143,587,258

Total Liabilities	$131,258,836	$143,619,282

Equity
Common stock	$148,666	$148,666
Additional Paid in Capital	427,047,153	426,839,095
Common Stock Options	377,250	528,150
Deferred Compensation	—	(125,750)
Treasury Stock	(1,366,047)	(1,366,047)
Stock Subscriptions	(4,400,000)	(4,400,000)
Translation Loss	63,665	63,665
Accumulated Deficit	(461,730,784)	(448,408,248)
Total Equity	$(39,860,097)	$(26,720,469)

Total Liabilities & Equity	$91,398,739	$116,898,813

Med Diversified Inc.

Case No. 02-88564

March 31, 2004

Summary of Unpaid Post-Petition Debts

	0-30	31-60	61-90	91 and Over	Total
Accounts Payable	$(388,072)	$(381,818)	$(130,431)	$(1,492,006)	$(2,392,327)
Accrued AP	(10,669)	—	—	—	(10,669)
Accrued Salaries	(90,165)	—	—	—	(90,165)
Accrued Incentive Comp	—	—	—	—	—
Accrued PTO	(123,069)	—	—	—	(123,069)
Accrued Expenses	(171,962)	—	—	—	(171,962)
Accrued Fringe Benefits	(282,430)	—	—	—	(282,430)
Accrued Payroll Taxes	(5,000)				(5,000)
Leases - Equipment	—	—	—	—	—
Secured Debt/Adequate Protection Pmts	—	—	—	—	—
Professional Fees	(673,148)	—	—	—	(673,148)
Payments due to Insiders	—	—	—	—	—
					—
Total Post Petition Debts	$(1,744,515)	$(381,818)	$(130,431)	$(1,492,006)	$(3,748,770)

1)              Post Petition Accounts Payable to be paid in subsequent check runs in future months based on AP vendor terms and BK court agreements. As of March 31, 2004 included in AP is approximately $2.2 million of invoiced Bankruptcy and General Professional Fees

2)              Post Petition Salaries were paid in April iin accordance with established payroll cycle.

3)              Post Petition Paid Time Off will be paid in future payrolls based on elected and approved PTO taken by active employees.

4)              Accrued Expense primarily represents printing accrual and accrual for board fees.

5)              Accrued Fringe benefits represents 2.5 month accrual for time lag in actual health claims processing and QTR settlement

6)              Accrued payroll taxes represents estimated Employer taxes on accrued payroll to be paid in April

7)              Professional fees represent unbilled fee accrual for BK professional services, general legal and audit fees